Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of August 1996
Distribution Date of September 16, 1996

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $41,075,940.61
Beginning Pool Factor                       0.1226138

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $3,195,647.69
  Interest Collected                      $292,645.34

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries               $0.00
Total Additional Deposits                       $0.00

Repos/Chargeoffs                          $113,600.14
Aggregate Number of Notes Charged Off              27

Total Available Funds                   $3,418,575.02

Ending Pool Balance                    $37,836,410.79
Ending Pool Factor                          0.1129437

Servicing Fee                              $34,229.95

Repayment of Servicer Advances             $69,718.01

Reserve Account:
  Beginning Balance                     $6,728,724.45
  Target Percentage                              7.50%
  Target Balance                        $2,837,730.81
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(28,673.49)
  Ending Balance                        $6,700,050.96

                                            Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             483,444.19      344
    31-60 days                              87,828.85       82
    60+ days                                16,821.79       16

    Total                                  588,094.83      363

  Balances:
    60+ days                                95,504.83       16

Memo Item - Reserve Account

  Prior Month                           $6,700,050.96
  Invest. Income                            28,673.49
    Beginning Balance                   $6,728,724.45

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of August 1996

                                                                NOTES
                                                    CLASS A-1
                                      TOTAL       (MONEY MARKET)     CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77  $127,300,000.00  $195,976,000.00  $11,726,547.77
 Distribution Percentages                                100.00%           95.50%           4.50%
 Turbo Percentages                                       100.00%            0.00%           0.00%
 Coupon                                                   3.475%           4.475%          4.800%

Beginning Pool Balance           $41,075,940.61
Ending Pool Balance              $37,836,410.79

Collected Principal               $3,125,929.68
Collected Interest                  $292,645.34
Liquidation Proceeds/Recoveries           $0.00
Charge-Offs                         $113,600.14
Servicing                            $34,229.95

  Total Collections Available
    for Debt Service              $3,384,345.07

Beginning Balance                $29,825,602.87            $0.00   $26,103,517.62   $3,722,085.25

Interest Due                        $112,232.71            $0.00       $97,344.37      $14,888.34
Interest Paid                       $112,232.71            $0.00       $97,344.37      $14,888.34
Principal Due                     $3,239,529.82            $0.00    $3,093,750.98     $145,778.84
Principal Paid                    $3,239,529.82            $0.00    $3,093,750.98     $145,778.84
Turbo Principal                           $0.00            $0.00            $0.00           $0.00

Ending Balance                   $26,586,073.05            $0.00   $23,009,766.64   $3,576,306.41
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.1174111455    0.3049752133

Total Distributions               $3,351,762.53            $0.00    $3,191,095.35     $160,667.18

Interest Shortfall                        $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00           $0.00

Excess Servicing                     $32,582.54

Beginning Reserve Account Balance $6,728,724.45
(Release)/Draw                      $(28,673.49)
Ending Reserve Account Balance    $6,700,050.96

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of August 1996

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5               4               3               2               1
                              Apr 1996        May 1996       June 1996       July 1996        Aug 1996
Beg. Pool Balance         $56,847,775.99  $52,517,903.77  $48,331,618.78  $44,543,063.97  $41,075,940.61


A) Loss Trigger:
Principal of Contracts
  Charged off                $125,611.36      $17,445.57      $26,549.35       $7,217.12     $113,600.14
Recoveries                   $167,300.87      $69,303.81      $83,345.75      $16,367.00           $0.00

Total Charged off
  (Months 5,4,3)             $169,606.28
Total Recoveries
  (Months 3,2,1)               99,712.75
Net Loss/(Recoveries)
  for 3 Mos.               $   69,893.53(a)

Total Balance
  (Months 5,4,3)         $157,697,298.54(b)

Loss Ratio [(a/b)(12)]           0.5319%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                 $254,828.60     $291,784.80       $95,504.83
  As % of Beginning
    Pool Balance                                                0.52725%         0.65506%        0.23251%
  Three Month Average                                           0.48243%         0.56394%        0.47161%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer